CODES OF ETHICS RidgeWorth Funds Rule 17(j) and 17j(1) Code of Ethics			Section Number 1.13.1
Implementation Date	Revision Date	Review Frequency
Page 1 of 5
November 20, 2003	February 27, 2013	Bi-annually

SECTION 1.13.1 RIDGEWORTH FUNDS RULE 17(j) and 17j(1) CODE OF ETHICS

I.	Standard of Conduct

RidgeWorth Funds (the “Funds”) requires all persons that are in any way affiliated with the Funds act solely in the best interest of the Shareholders of the Funds, be free of any self-dealing or conflicts of interest, and never abuse their respective positions with the Funds in any way, but especially for their personal advantage.

This standard further requires that all persons affiliated with the Funds comply with the Federal Securities Laws. A list of these laws is attached.

Finally, this standard requires those affiliated persons who, as part of their regular duties, make, participate in or obtain information regarding the purchase or sale by the Funds of certain securities as defined below, to report or obtain permission to make, as the case may be, certain securities transactions on their own behalf. In addition, those affiliated persons are also required to report their personal securities holdings as well.

II.	Specific Prohibitions

This Code specifically prohibits anyone affiliated with the Funds from:

(1)	Employing any device, scheme or artifice to defraud the Funds;

(2)	Making any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading (that is, active or passive lying);

(3)	Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds; or

(4)	Engaging in any manipulative practice with respect to the Funds.

RidgeWorth Funds Compliance Policies and Procedures

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CODES OF ETHICS RidgeWorth Funds Rule 17(j) and 17j(1) Code of Ethics			Section Number 1.13.1
Implementation Date	Revision Date	Review Frequency

November 20, 2003	February 27, 2013	Bi-annually

III.	Reporting Procedures

The following procedures explain this Code’s requirements regarding the reporting of personal securities holdings and transactions. If this Code applies to you and you are reporting your personal securities holdings and transactions under the Code of Ethics of the Investment Adviser, Subadviser or Underwriter to the Funds, AND that respective code complies with Rule 17j-1 of the Investment Company Act of 1940 and Rule 204A-1 of the Investment Advisers Act of 1940, you DO NOT have to make a duplicate report to the Funds so long as the Chief Compliance Officer of the Funds is able to review those reports.

Who Needs to Report? If you are an “Interested” Trustee (as that term is defined in the Investment Company Act of 1940, as amended), or an Officer of the Funds, you must follow the procedures below. In addition, if as part of your regular duties, you make, participate in or obtain information regarding the purchase or sale by the Funds of certain securities as defined below, you must report or obtain permission to make, as the case may be, certain securities transactions on your own behalf, or for accounts that you control; and report your personal securities holdings as well.

A.	What Kind of Securities are “Covered” Under These Reporting Procedures? All securities are “Covered” under the Code’s Reporting Procedures except:

1.	Direct obligations of the Government of the United States;

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

3.	Shares issued by open-end funds.

B.	Initial Holdings Report No later than 10 days after you become subject to “A” above, you must submit to the Chief Compliance Officer of the Funds, an Initial Holdings Report that includes:

1.	The title, number of shares and principal amount of each Covered Security in which you had any direct or indirect beneficial ownership:

2.	The name of any broker, dealer or bank with whom you maintained an account in which any securities were held for the direct or indirect benefit of you; and

3.	The date that you submitted the report.

RidgeWorth Funds Compliance Policies and Procedures

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CODES OF ETHICS RidgeWorth Funds Rule 17(j) and 17j(1) Code of Ethics			Section Number 1.13.1
Implementation Date	Revision Date	Review Frequency

November 20, 2003	February 27, 2013	Bi-annually

Note that the information that you submit in this Initial Holdings Report must be current as of a date no more than 45 days prior to the date you become subject to “A” above.

C.	Quarterly Transaction Reports: No later than 30 days after the end of a calendar quarter, this Code requires that you file a report with the Funds’ Chief Compliance Officer that includes the following information:

1.	With respect to any transaction during the quarter in a Covered Security in which you had any direct or indirect beneficial ownership:

a.	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

b.	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

c.	The price of the Covered Security at which the transaction was effected;

d.	The name of the broker, dealer or bank with or through which the transaction was effected; and

e.	The date that the report is submitted by you.

2.	With respect to any account established by you in which any securities were held during the quarter for the direct or indirect benefit of you:

a.	The name of the broker, dealer or bank with whom the Access Person established the account;

b.	The date the account was established; and

c.	The date that the report is submitted by you.

RidgeWorth Funds Compliance Policies and Procedures

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CODES OF ETHICS RidgeWorth Funds Rule 17(j) and 17j(1) Code of Ethics			Section Number 1.13.1
Implementation Date	Revision Date	Review Frequency

November 20, 2003	February 27, 2013	Bi-annually

D.	Annual Holdings Reports Every year, you must submit an Annual Holdings Report to the Chief Compliance Officer of the Funds that includes:

1.	The title, number of shares and principal amount of each Covered Security in which you have any direct or indirect beneficial ownership;

2.	The name of any broker, dealer or bank with whom you maintain an account in which any securities are held for your direct or indirect benefit; and

3.	The date that you submit the report.

Note that the information that you submit in this Annual Holdings Report must be current as of a date no more than 45 days prior to the date you submit this report.

E.	Pre-Clear IPO Transactions. You must obtain approval from the Chief Compliance Officer of the Funds before you directly or indirectly acquire beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering as those terms are broadly defined.

IV.	Administration of this Code.

The Chief Compliance Officer or his/her designee shall review the Reports required under this Code within 30 days receipt of them.

In addition, a report to the Board of Trustees of the Funds is to be made once each year that describes any issues arising under the Code or procedures since the last report to the Board including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and certifies that the Funds, investment advisers or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent violations of its code.

Finally, it is the responsibility of the Chief Compliance Officer of the Funds to inform each individual who is subject to this Code whether they are required to file reports under it and to address any violations of this Code with appropriate sanctions.

Federal Securities Laws: 1. The Securities Act of 1933 (15 U.S.C. 77a–aa) 2. The Securities Exchange Act of 1934 (15 U.S.C. 78a–mm) 3. The Sarbanes-OxleyAct of 2002 (Pub. L. 107–204, 116 Stat.745 (2002)) 4. The Investment Company Act of 1940 (15 U.S.C. 80a) 5. The Investment

RidgeWorth Funds Compliance Policies and Procedures

FOR INTERNAL USE ONLY

CODES OF ETHICS RidgeWorth Funds Rule 17(j) and 17j(1) Code of Ethics			Section Number 1.13.1
Implementation Date	Revision Date	Review Frequency

November 20, 2003	February 27, 2013	Bi-annually

Advisers Act of 1940 (15 U.S.C. 80b) 6. Title V of the Gramm-Leach-Bliley Act (Pub. L. 106–102, 113 Stat. 1338 (1999) Plus: Any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311–5314; 5316–5332) as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

Amended January 28, 2006

Amended May 20, 2008

Amended July 18, 2010 solely to remove RidgeWorth Variable Trust

Amended August 9, 2011

Amended February 27, 2013

RidgeWorth Funds Compliance Policies and Procedures

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